PAR VALUE $.0001
   NUMBER                                                             SHARES
+----------+                                                        +----------+
|          |                                                        | **2,000**|
+----------+                                                        +----------+


                              TMANglobal.com, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
COMMON STOCK                                                   CUSIP 87257V 10 8
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT



Is the owner of ***TWO THOUSAND***

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK of TMANglobal.com, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Date      April 1, 1999      [TMANglobal.com, Inc.
                              corporate seal here]

/s/ Ron Tramontano                                         /s/ Tony Interdonato
    President                                            Chief Executive Officer


Countersigned /s/
Florida Atlantic Stock Transfer, Inc.
7130 Nob Hill Road
Tamarac, FL  33321    Transfer agent